EXHIBIT 23.6

CONSENT

We hereby consent to the reference in the registration statement on Form F-1 of the Company and any amendments thereto to (i) our firm’s name, and (ii) our report relating to the valuation as of December 31, 2008 and September 30, 2009 of the share-based award granted to the former chief executive officer of the Company’s Australian subsidiary, CaesarStone Australia Pty Limited, on March 31, 2008.

Very truly yours,

Variance Economic Consulting Ltd.

/s/ Variance Economic Consulting Ltd.

January 4, 2011 Ramat Gan, Israel